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                                                                  Exhibit 10.9.2



                               AMENDMENT NO. 1 TO
                         TAX INDEMNIFICATION AGREEMENTS


          This Amendment No. 1 to Tax Indemnification Agreements (this "First Amendment") is made effective as of January 1, 1996 by and between Callaway Golf Company, a California corporation (the "Company") and those certain employees of the Company listed on Schedule A hereto (the "Employees").

          WHEREAS the Company and the Employees are signatories and parties to certain Tax Indemnification Agreements effective as of September 1, 1995 (the "Tax Agreements"); and

          WHEREAS the Company desires to amend the Tax Agreements in a manner that is fully consistent with the original agreements, and clarifies those agreements to make clear that the benefits of the Tax Agreements are to be realized to the fullest extent appropriate; and

          WHEREAS such an amendment to the Tax Agreements would not work contrary to the contractual rights, benefits or obligations of the Employees under the Tax Agreements, and therefore can be implemented by the Company unilaterally;

          NOW THEREFORE it is agreed as follows:

          1. Each and every one of the Tax Agreements is hereby deemed to be amended, effective January 1, 1996, as follows:

          (a) Exhibit A to said Tax Agreements is hereby stricken and deleted, and otherwise rendered null and void as of the effective date of this First Amendment; and

          (b) A new paragraph 7 to said Tax Agreements is hereby added to each and every one of the Tax Agreements, and made a part thereof effective as of the effective date of this First Amendment, the contents of which are as follows:

          7. It is intended that this Agreement shall apply in any and all situations where Recipient might be subject to Sections 280G and/or 4999 of the Code or similar successor provisions or similar state or local tax laws, and therefore, for purposes of this Agreement, Change of Control shall mean a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company's assets, as defined under the Code and/or such other tax laws.
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          2.   Except as set forth in this First Amendment, the Tax Agreements shall continue as in effect prior to the effectiveness hereof.

          3. To the extent this First Amendment is held by a court of law or any other properly authorized tribunal to be ineffective or invalid, the Tax Agreements so affected shall be deemed to have not been amended and shall remain in force and effect as they were prior to the attempted amendment.

          IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed unilaterally on behalf of the Company effective as of the date set forth above.

COMPANY
Callaway Golf Company,
a California corporation

By:    /s/DONALD H. DYE
       ---------------------
Name:  Donald H. Dye
       ---------------------
Title: President and COO
       ---------------------
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                                  SCHEDULE A
               AMENDMENT NO. 1 TO TAX INDEMNIFICATION AGREEMENT



Ely Callaway
Donald H. Dye
Bruce Parker
John Duffy
Richard C. Helmstetter
Kim D. Carpenter
Ann Barthelmess
David Biddle
Victor Dennis
Dean Ellis
Michael Galeski
Joel Hamilton
Chris Holiday
Marv Hosenfeld
Scott Howard
Bret Larsen
Steven McCracken
Richard Merk
Elizabeth O'Mea
Stuart Orr
David Rane
Kenneth Wolf